Exhibit 99.6

WORLDPAY, INC.

8500 GOVERNORS HILL DRIVE

SYMMES TOWNSHIP, OH 45249

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81193-S86750	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 WORLDPAY, INC.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.	To adopt and approve the Agreement and Plan of Merger (the “merger agreement”), dated March 17, 2019, by and among Worldpay, Inc. (“Worldpay”), Fidelity National Information Services, Inc. and Wrangler Merger Sub, Inc.	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Worldpay’s named executive officers in connection with the transaction contemplated by the merger agreement.	☐	☐	☐

3.	To adjourn the Worldpay Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WORLDPAY, INC.

July 24, 2019

12:00 pm

The Marriott Cincinnati Northeast

9664 S. Mason-Montgomery Road

Mason, Ohio 45040

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

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E81194-S86750

WORLDPAY, INC.

Proxy for Special Meeting of Stockholders on July 24, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles Drucker and Jared Warner, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A Common Stock of Worldpay, Inc. that the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Worldpay, Inc., to be held on July 24, 2019 at 12:00 pm Eastern Daylight Time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed, or if no direction is given, will be voted as the Board recommends.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)